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                                                                    Exhibit 22.1

                        HEALTHCARE IMAGING SERVICES, INC
                          Year Ended December 31, 1998


1.    HealthCare Imaging Services
        of Wayne, Inc.

2.    HealthCare Imaging Services
        of Rittenhouse Square, Inc.

3.    HealthCare Imaging Services
        of Catonsville, Inc.

4.    HIS Imaging Co.

5.    HIS PPM Co.